Exhibit 10.1.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

EMERALD EXPOSITIONS HOLDING, INC.

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of January 15, 2014 and is entered into by and among Emerald Expositions Holding, Inc., a Delaware corporation (the “Borrower”), Expo Event Midco, Inc., a Delaware corporation (“Holdings”), the Subsidiary Guarantors party hereto, Bank of America, N.A., as Administrative Agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”), and the Incremental Term Lenders party hereto (the “First Amendment Incremental Term Lenders”), and is entered into in connection with the Credit Agreement, dated as of June 17, 2013 (as amended prior to the date hereof, the “Credit Agreement”), by and among the Borrower, Holdings, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and the other entities from time to time party thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested that, pursuant to Section 2.24 of the Credit Agreement, the First Amendment Incremental Term Lenders provide to the Borrower commitments in respect of Incremental Term Loans in an aggregate principal amount not to exceed $200.0 million (the “First Amendment Incremental Term Commitments”) and, on the First Amendment Effective Date, fund the Incremental Term Loans to the Borrower thereunder (the “First Amendment Incremental Term Loans”), and the Credit Agreement be amended to reflect the foregoing, including by increasing the aggregate amount of the Term Loans under the Credit Agreement to reflect such First Amendment Incremental Term Loans;

WHEREAS, the Borrower will use the proceeds of the First Amendment Incremental Term Loans, together with certain other sources of funds, to acquire (the “GLM Acquisition”) all of the Capital Stock of GLM Superholdings LLC, a Delaware limited liability company (“GLM”), and its Subsidiaries pursuant to that certain Purchase Agreement, dated as of December 20, 2013 (together with all annexes, exhibits and schedules attached thereto, the “GLM Acquisition Agreement”), by and among Providence Equity Partners VI, L.P., Providence Equity GP VI, L.P., the Management Sellers (as defined therein), Providence Equity Partners VI- A, L.P., Emerald Expositions, Inc., a Delaware corporation (“Buyer”) and a direct wholly-owned Subsidiary of the Borrower, and the other parties thereto (the transactions contemplated hereby, the GLM Acquisition and the other transactions contemplated by the GLM Acquisition Agreement, the “GLM Transactions”); and

WHEREAS, subject to the terms and conditions set forth herein, the First Amendment Incremental Term Lenders are willing to provide the First Amendment Incremental Term Commitments and fund the First Amendment Incremental Terms Loans thereunder and to become party to this Amendment and the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

FIRST AMENDMENT INCREMENTAL TERM LOANS; CONSENTS

Section 1.01 Subject to the terms and conditions set forth herein, including without limitation Article III, each First Amendment Incremental Term Lender hereby (i) commits to provide the First Amendment Incremental Term Commitment as to such First Amendment Incremental Term Lender as set forth in Schedule 1.1A attached hereto, (ii) agrees, on the First Amendment Effective Date, to fund the First Amendment Incremental Term Loan thereunder to the Borrower in an amount equal to such First Amendment Incremental Term Commitment (subject to Section 1.02(d)), and (iii) become a party to this Amendment and the Credit Agreement.

Section 1.02 The First Amendment Incremental Term Loans shall have the following terms:

(a)     Currency. The First Amendment Incremental Term Loans shall be denominated in Dollars.

(b)     Applicable Margin. The Applicable Margin with respect to the First Amendment Incremental Term Loans shall be 4.25% per annum in the case of Eurodollar Loans and 3.25% per annum in the case of ABR Loans.

(c)     Maturity. The Incremental Term Loan Maturity Date that applies to the First Amendment Incremental Term Loans shall be the date that is the Term Loan Maturity Date that applies to the Term Loans that were funded on the Closing Date.

(d)     Original Issue Discount/Upfront Fee. The First Amendment Incremental Term Loans made on the First Amendment Effective Date shall be net funded with an original issue discount of 0.25% of the aggregate principal amount thereof; provided that such discount may, at the election of the Lead Arrangers (as defined below), in consultation with the Borrower, be taken in the form of an upfront fee paid to the First Amendment Incremental Term Lenders (ratably in accordance with their First Amendment Incremental Term Commitments) on the First Amendment Effective Date.

(e)     Repayment. The principal amount of the First Amendment Incremental Term Loans shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2014, in an amount equal to 0.25% of the aggregate principal amount of such Term Loans outstanding on the First Amendment Effective Date and (ii) on the Incremental Term Loan Maturity Date (which shall be the same date as the Term Loan Maturity Date), in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

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(f)     Optional Prepayments. Section 2.10 of the Credit Agreement shall apply to the First Amendment Incremental Term Loans on the same basis as such provision applies to the Term Loans funded under the Credit Agreement on the Closing Date.

(g)     Mandatory Prepayments. Section 2.11 of the Credit Agreement shall apply to the First Amendment Incremental Term Loans on the same basis as such provision applies to the Term Loans funded under the Credit Agreement on the Closing Date.

(h)     Pro Rata Treatment and Payments. Section 2.17 of the Credit Agreement shall apply to the First Amendment Incremental Term Loans on the same basis as such provision applies to the Term Loans funded under the Credit Agreement on the Closing Date.

(i)     Guarantees, Security Documents, Collateral. The First Amendment Incremental Term Loans shall be entitled to the benefit of the Guarantees, the Security Documents and the Collateral on the same basis as the Term Loans funded under the Credit Agreement on the Closing Date.

(j)     Credit Agreement Governs. Except as expressly set forth in this Amendment, the First Amendment Incremental Term Loans shall be treated the same as the Term Loans funded under the Credit Agreement on the Closing Date and shall be governed by the terms and conditions of the Credit Agreement and the other Loan Documents.

Section 1.03     Certain Agreements and Consents.

(a)     The parties hereto hereby agree that, for all purposes under the Credit Agreement and the other Loan Documents, (i) the First Amendment Incremental Term Commitments will constitute Commitments, Term Commitments and Incremental Term Commitments, (ii) the First Amendment Incremental Term Loans will constitute Loans, Term Loans and Incremental Term Loans, (iii) each First Amendment Incremental Term Lender will be a Lender, a Term Lender, an Incremental Term Lender and, if applicable, an Additional Lender and (iv) the First Amendment Incremental Term Loans and the Term Loans funded under the Credit Agreement on the Closing Date shall collectively constitute the one and the same Class of Term Loans.

(b)     The parties hereto hereby agree that, notwithstanding anything in the Credit Agreement to the contrary,

(i)     the initial Interest Period with respect to First Amendment Incremental Term Loans shall commence on the First Amendment Effective Date and end on the date(s) necessary (as determined by the Administrative Agent) to ensure that all such First Amendment Incremental Term Loans are included in the same Class as the Term Loans funded under the Credit Agreement on the Closing Date; and

(ii)     the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that all First Amendment Incremental Term Loans are included in the same Class as the Term Loans funded under the Credit Agreement on the Closing Date and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

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(c)     Each of the Borrower and the other Loan Parties hereby consents to the provisions of this Article I, including without limitation Section 1.02(d).

(d)     Each of the Borrower and the other Loan Parties hereby agrees and acknowledges that any failure to comply with clause (B) of Section 3.02 shall constitute, and shall be deemed to be, an Event of Default under Section 9.1(e) of the Credit Agreement without regard to the 30- day grace period specified therein.

(e)     For the purposes of Section 11.6 of the Credit Agreement, the Borrower hereby consents to the assignment by each First Amendment Incremental Term Lender of its First Amendment Incremental Term Loans to each assignee that has been disclosed by such First Amendment Incremental Term Lender to, and agreed to by, the Borrower on or prior to the First Amendment Effective Date.

(f)     This Amendment shall serve as the notice specified in Section 2.24(a) of the Credit Agreement with respect to the First Amendment Incremental Term Commitments and the First Amendment Incremental Term Loans to be funded thereunder.

ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT

Section 2.01     Amendment to Schedule 1.1A. Schedule 1.1A of the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 1.1A attached hereto.

Section 2.02     Amendments to Section 1.1: Definitions.

(a)     Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“First Amendment”: the First Amendment to Credit Agreement, dated as of January 15, 2014, by and among the Borrower, Holdings, the Subsidiary Guarantors party thereto, the Incremental Term Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date”: the date of satisfaction of all of the conditions set forth in Article II of the First Amendment.

“GLM”: GLM Superholdings LLC, a Delaware limited liability company.

“GLM Acquisition”: the acquisition by Emerald Expositions, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Borrower, of the Capital Stock of GLM and its Subsidiaries, pursuant to the GLM Acquisition Agreement.

“GLM Acquisition Agreement”: the Purchase Agreement, dated as of December 20, 2013 (together with all annexes, exhibits and schedules attached thereto), by and among Providence Equity Partners VI, L.P., Providence Equity GP VI, L.P., the Management Sellers (as defined therein), Providence Equity Partners VI-A, L.P., Emerald Expositions,

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Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Borrower, and the other parties thereto.

“GLM Transactions”: the transactions contemplated by the First Amendment, the GLM Acquisition and the other transactions contemplated by the GLM Acquisition Agreement.

(b)     Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions set forth below in their entirety and replacing them with the following:

“Term Commitment”: as to any Lender, (i) the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitments (as of the Closing Date)” opposite such Lender’s name on Schedule 1.1A, (ii) the Incremental Term Commitments, if any, issued after the Closing Date pursuant to Section 2.24, including the obligation of such Lender, if any, to make an Incremental Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Incremental Term Commitments (as of the First Amendment Effective Date)” opposite such Lender’s name on Schedule 1.1A, or (iii) Other Term Commitments, if any, issued after the Closing Date pursuant to a Refinancing Amendment entered into pursuant to Section 2.25. The original aggregate amount of the Term Commitments is $430,000,000. The original aggregate amount of Incremental Term Commitments as of the First Amendment Effective Date is $200,000,000.

Section 2.03     Amendment to Section 2.1. Section 2.1 of the Credit Agreement is hereby amended by adding at the end thereof the following:

The Incremental Term Commitments with respect to the Incremental Term Loans to be made on the First Amendment Effective Date shall automatically terminate at 5:00 P.M., New York City time, on the First Amendment Effective Date.

Section 2.04     Amendment to Section 2.3. Section 2.3(a) of the Credit Agreement is hereby amended by adding at the end thereof the following:

The principal amount of the Incremental Term Loans made on the First Amendment Effective Date shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2014, in an amount equal to 0.25% of the aggregate principal amount of such Term Loans outstanding on the First Amendment Effective Date and (ii) on the Term Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

Section 2.05     Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by adding at the end thereof the following:

The proceeds of the Incremental Term Loans made on the First Amendment Effective Date shall be used solely to pay the consideration for the GLM Acquisition and to pay costs and expenses related to the GLM Transactions.

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ARTICLE III.

CONDITIONS TO EFFECTIVENESS

Section 3.01     Conditions to the First Amendment Effective Date and Funding. This Amendment shall become effective, and each First Amendment Incremental Term Lender’s commitments and obligations under this Amendment shall become effective, only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

(a)     Loan Documents. The Administrative Agent shall have received the following.

(i)     This Amendment, duly executed and delivered by Holdings, the Borrower, each Subsidiary Guarantor, each First Amendment Incremental Term Lender and the Administrative Agent.

(ii)     Subject to Section 3.02, Guarantor Joinder Agreements, Assumption Agreements (as defined in the Security Agreement), supplements to the Security Agreement, Intellectual Property Security Agreements and joinders and/or supplements to each other Security Document, in each case, duly completed, executed and delivered by each applicable Loan Party.

(iii)     A Note duly executed and delivered by the Borrower in favor of each First Amendment Incremental Term Lender requesting the same, if any.

(iv)     A Borrowing Request with respect to the First Amendment Incremental Term Loans to be funded on the First Amendment Effective Date, duly executed and delivered by the Borrower, prior to (x) 12:00 noon, New York City time, on the First Amendment Effective Date, in the case of ABR Loans, and (y) 2:00 P.M., New York City time, three Business Days prior to the First Amendment Effective Date, in the case of Eurodollar Loans; provided that the Administrative Agent, in its reasonable discretion, may shorten such notice periods.

(v)     A copy of the fully executed and complete GLM Acquisition Agreement.

(b)     Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the First Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar Organizational Document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar Organizational Document of each Loan Party certified by a Responsible Officer as being in full force and effect on the First Amendment Effective Date and (ii) a good standing certificate (long form, to the extent available) for each Loan Party from its jurisdiction of organization.

(c)     Legal Opinions. The Administrative Agent shall have received the executed legal opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties,

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and executed legal opinions of each local counsel to the Loan Parties, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

(d)     Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the same form as delivered in connection with the Closing Date, which shall be dated as of the First Amendment Effective Date and duly executed and delivered by a Responsible Officer of the Borrower and which demonstrates that the Borrower and its Restricted Subsidiaries, on a consolidated basis, are and, after giving effect to the GLM Transactions and the other transactions contemplated hereby and thereby, will be and will continue to be, Solvent.

(e)     GLM Transactions.

(i)     The GLM Acquisition shall have been, or substantially concurrently with the funding of the First Amendment Incremental Term Loans hereunder shall be, consummated in accordance with the terms of the GLM Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents thereto that are materially adverse to the First Amendment Incremental Term Lenders without the consent of the Lead Arrangers (as defined in the Commitment Letter, dated December 20, 2013 (the “Commitment Letter”), among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc. (collectively, the “Lead Arrangers”), certain of their affiliates and the Borrower) (such consent not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any decrease in the purchase price shall not be materially adverse to the First Amendment Incremental Term Lenders so long as the last sentence of Section 3.01(e)(ii) is satisfied and such reduction is allocated ratably to reduce the GLM Equity Contribution (as defined below) and the First Amendment Incremental Term Loans, and (b) any increase in the purchase price shall not be materially adverse to the First Amendment Incremental Term Lenders so long as such increase is funded by an increase in the GLM Equity Contribution).

(ii)     The GLM Equity Contribution shall have been or, substantially concurrently with the borrowing hereunder shall be, consummated. As used in this Amendment, the “GLM Equity Contribution” shall mean the contribution to the purchase price for the GLM Acquisition of funds derived from (x) cash and cash equivalents on the balance sheet of Holdings and its Restricted Subsidiaries and (y) the cash the Sponsor has contributed to Holdings. The aggregate amount of the GLM Equity Contribution shall be equal to not less than 30% of the total consideration payable in respect of the GLM Acquisition, including rollover equity in GLM converted into Capital Stock of Holdings or any direct or indirect parent company of Holdings.

(iii)     GLM Acquisition Agreement Representations. The GLM Acquisition Agreement Representations (as defined in the following sentence) shall be true and correct in all respects on and as of the First Amendment Effective Date. For the purposes of the foregoing sentence, the “GLM Acquisition Agreement Representations” shall mean such of the representations and warranties made by or on behalf of GLM in the GLM Acquisition Agreement as are material to the interests of the First Amendment

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Incremental Term Lenders, but only to the extent that Buyer has the right to terminate its obligations, or decline to consummate the GLM Acquisition, under the GLM Acquisition Agreement as a result of a breach of such representations and warranties.

(iv)     Specified Representations. The Specified Representations (as defined in the following sentence) shall be true and correct in all material respects (or, if already qualified by “materiality”, “Material Adverse Effect” or similar phrases, in all respects (after giving effect to such qualification)) on and as of the First Amendment Effective Date. For the purposes of the foregoing sentence, the “Specified Representations” shall mean the representations and warranties set forth in Sections 4.3(a), 4.4(a), 4.4(c), 4.5, 4.10, 4.12, 4.15 (subject to Section 3.02), 4.16, 4.17(a), 4.17(b) (with respect to Holdings and its subsidiaries only) and 4.17(c) (with respect to Holdings and its subsidiaries only) and 4.18 of the Credit Agreement.

(f)     No Material Adverse Effect. Since September 30, 2013, there shall have been no event, change, discovery of information, development, effect, condition, result, circumstance, matter, occurrence or state of facts (each, an “Event”) that, individually or together with all other Events, has had, or would reasonably be expected to have, a GLM Material Adverse Effect. For the purposes of the foregoing sentence, “GLM Material Adverse Effect” shall mean any Event that is materially adverse to the business, financial condition or results of operations of the Blocker (as defined in the GLM Acquisition Agreement), GLM and its Subsidiaries, taken as a whole; provided, however, that no Event arising out of the following shall be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect: (A) financial, securities (including any disruption thereof and any decline in the price of any security or any market index) or credit markets (including changes in prevailing interest or exchange rates) or general economic, business or regulatory conditions in the United States or elsewhere in the world; (B) the industry in which GLM and its Subsidiaries operate; (C) national or international political or social conditions, including armed hostilities, national emergency or acts of war (whether or not declared), sabotage or terrorism, changes in government, military actions or “force majeure” events, or any escalation or worsening of any such acts or events; (D) hurricanes, floods, tornados, earthquakes or other natural disasters or “acts of God”; (E) changes in applicable Laws or GAAP (each as defined in the GLM Acquisition Agreement) or other accounting rules or the interpretations thereof; (F) any failure to meet any budgets, projections, forecasts or predictions of financial performance or estimates of revenue, earnings, cash flow or cash position, for any period (it being understood and agreed that the underlying facts and circumstances that caused such failure that are not otherwise excluded from the definition of a Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect); or (G) the negotiation, execution, announcement or performance of the GLM Acquisition Agreement or the consummation of the transactions contemplated by the GLM Acquisition Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, partners, employees (including any employee departures or labor union or labor organization activity), financing sources or Governmental Entities (as defined in the GLM Acquisition Agreement), and on revenue, profitability and cash flows, or any communication by Buyer or any of its Affiliates (as defined in the GLM Acquisition Agreement) of its plans or intentions (including in respect of employees) with respect to GLM or any of its Subsidiaries, or any change resulting or arising from the identity of, or any facts or circumstances relating to, Buyer or its Affiliates (as defined in the GLM Acquisition

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Agreement), except, in the cases of clauses (A), (B), (C), (D), or (E), to the extent that such Events materially and disproportionately affect the business of GLM and its Subsidiaries relative to other businesses in the industry in which GLM and its Subsidiaries operate, but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the material and disproportionate adverse impact. “Subsidiaries” as used in this paragraph shall have the meaning ascribed to such term in the GLM Acquisition Agreement.

(g)     Fees and Expenses. The First Amendment Incremental Term Lenders, the Lead Arrangers (and their respective affiliates) and the Administrative Agent shall have received all fees required to be paid on or prior to the First Amendment Effective Date. All expenses of the Lead Arrangers (and their respective affiliates) and the Administrative Agent, for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of legal counsel to the Administrative Agent) to the Borrower at least three Business Days prior to the First Amendment Effective Date, shall have been paid.

(h)     Financial Statements; Pro Forma Financial Statements. The First Amendment Incremental Term Lenders shall have received (i) the audited consolidated balance sheets of George Little Management, LLC for each of the fiscal years ended September 30, 2012 and September 30, 2013 and the related consolidated statements of operations, members’ equity and cash flows of George Little Management, LLC for each of the fiscal years ended September 30, 2012 and September 30, 2013, and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower as of and for the twelve-month period ending on September 30, 2013, prepared after giving effect to the GLM Transactions as if the GLM Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), which need not include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)).

(i)     Patriot Act. The Administrative Agent and the First Amendment Incremental Term Lenders (to the extent reasonably requested in writing at least 10 days prior to the First Amendment Effective Date) shall have received, at least three Business Days prior to the First Amendment Effective Date, all documentation and other information that the Administrative Agent reasonably determines to be required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act.

(j)     Pledged Stock; Stock Powers; Pledged Notes. Subject to Section 3.02, the Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock (to the extent certificated) pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(k)     Filings, Registrations and Recordings. Subject to Section 3.02, each document (including any Uniform Commercial Code financing statement) required by the Security

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Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Priority Liens), shall have been executed and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(l)     Releases, Repayment. In connection with the consummation of the GLM Transactions, all outstanding indebtedness of GLM and its Subsidiaries shall have been repaid in full and all commitments, guarantees and security interests of GLM and its Subsidiaries in respect of any Indebtedness of any direct or indirect parent of GLM outstanding prior to the GLM Transactions shall have been terminated, in each case to the extent set forth in the GLM Acquisition Agreement. The Administrative Agent shall have received lien release documents, UCC-3 termination statements and other customary and reasonably requested documentation and filings in connection with the foregoing.

(m)     Compliance with Section 2.24. The incurrence of the First Amendment Incremental Term Loans on the First Amendment Effective Date shall comply with the requirements of Section 2.24 of the Credit Agreement.

Section 3.02     Certain Funds Provision. Notwithstanding the foregoing, (A) to the extent any Collateral or any security interest therein (other than assets with respect to which a lien or security interest may be perfected by (x) intellectual property security filings with the United States Patent and Trademark Office or the United States Copyright Office, (y) the filing of a financing statement under the Uniform Commercial Code or (z) the delivery of stock certificates, together with undated stock powers executed in blank, with respect to GLM and its Restricted Subsidiaries; provided that stock certificates together with undated stock powers executed in blank of such Restricted Subsidiaries will only be delivered on the First Amendment Effective Date to the extent received after use by Holdings and its Subsidiaries of commercially reasonable efforts to do so) is not provided or perfected on the First Amendment Effective Date after use by Holdings and its subsidiaries of commercially reasonable efforts to do so or cannot be provided or perfected without undue burden or expense, the provision and/or perfection of such security interests in such Collateral shall not constitute a condition precedent to the availability of the First Amendment Incremental Term Loans on the First Amendment Effective Date, but shall be required to be provided and/or perfected within 90 days after the First Amendment Effective Date (and, in any event, in the case of the pledge of and perfection of security interests in Collateral not otherwise required on the First Amendment Effective Date, subject to extensions granted by the Administrative Agent in its reasonable discretion) and (B) without limitation of clause (A), with respect to guarantees and security to be provided by GLM and any of its Restricted Subsidiaries that is required to become a Guarantor under the Credit Agreement as amended by this Amendment, if such guarantees and security cannot be provided as a condition precedent solely because the directors or managers of such Restricted Subsidiaries have not authorized such guarantees and security and the election of new directors or managers to authorize such guarantees and security has not taken place prior to the funding of the First Amendment Incremental Term Loans, such election shall take place and such guarantees and security (including without limitation the documents and other items described in Sections 3.01(a)(ii), 3.01(b), 3.01(c), 3.01(j) and 3.01(k)) shall be provided no later than 11:59 P.M., New York City time, on the First Amendment Effective Date.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01     Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, to induce (i) each First Amendment Incremental Term Lender to provide its First Amendment Incremental Term Commitments and to fund the First Amendment Incremental Term Loan thereunder on the First Amendment Effective Date and to become a party hereto, and (ii) the Administrative Agent to consent to amend the Credit Agreement in the manner provided herein, each Loan Party hereby represents and warrants to each First Amendment Incremental Term Lender and the Administrative Agent that:

(a)     Each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) on and as of the date hereof and on and as of the First Amendment Effective Date, in each case, as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date. On and as of the date hereof and, after giving effect to the borrowing of the First Amendment Incremental Term Loans, on and as of the First Amendment Effective Date, no Default or Event of Default will exist or be continuing.

(b)     The audited financial statements described in clause (i) of Section 3.01(h), in each case reported on by and accompanied by an unqualified report as to going concern or scope of audit from Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such applicable date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has, as of the First Amendment Effective Date after giving effect to the GLM Transactions and excluding obligations under the Loan Documents, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are required in conformity with GAAP to be disclosed therein and which are not reflected in the most recent financial statements referred to in this paragraph.

(c)     The pro forma financial statements described in clause (ii) of Section 3.01(h), copies of which have heretofore been furnished to each First Amendment Incremental Term Lender, have been prepared giving effect (as if such events had occurred on the applicable date of such financial statements) to (i) the consummation of the GLM Transactions, (ii) the First Amendment Incremental Term Loans to be made on the First Amendment Effective Date and the use of proceeds thereof and (iii) the payment of fees and expenses on the First Amendment Effective Date in connection with the foregoing. Such financial statements have been prepared

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based on the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects on a Pro Forma Basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at the applicable date of such financial statements, assuming that the events specified in the preceding sentence had actually occurred at such date.

ARTICLE V.

REAFFIRMATION

Section 5.01     Reaffirmation. Each of the Borrower, Holdings and the Subsidiary Guarantors acknowledge receipt of a copy of this Amendment and hereby consents to this Amendment and each of the transactions contemplated hereby, confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all the Obligations, as amended, increased and/or extended pursuant to this Amendment including, without limitation, the First Amendment Incremental Term Loans funded on the First Amendment Effective Date.

Section 5.02     Further Assurances. Each of the Borrower, Holdings and the Subsidiary Guarantors hereby agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration and enforcement of this Amendment or in order better to assure and confirm unto the Administrative Agent its rights and remedies hereunder.

ARTICLE VI.

MISCELLANEOUS

Section 6.01     Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(a)     This Amendment shall constitute a Loan Document for the purposes of the Credit Agreement and on and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement. as amended by this Amendment.

(b)     Each reference, whether direct or indirect, in each Loan Document to “Obligations” shall be deemed to include any indebtedness or obligations incurred, or First Amendment Incremental Term Loans funded on the First Amendment Effective Date, pursuant to this Amendment.

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(c)     Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(d)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any Lender or any other Secured Party under the Credit Agreement or any of the other Loan Documents.

Section 6.02     Direction to Administrative Agent. Each First Amendment Incremental Term Lender (i) hereby directs the Administrative Agent to execute this Amendment and (ii) acknowledges and agrees that the Administrative Agent has executed this Amendment in reliance of the direction set forth in preceding clause (i).

Section 6.03     Headings. Section and Subsection headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 6.04     Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.05     Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 6.06     Waivers of Jury Trial. EACH OF HOLDINGS, THE BORROWER, THE GUARANTORS THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 6.07     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The delivery of an executed signature page of this Amendment or any document or instrument delivered in connection herewith by facsimile transmission or “.pdf” shall be as effective as the delivery of a manually executed counterpart of this Amendment or such other document or instrument, as applicable. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

[Signatures follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

EMERALD EXPOSITIONS HOLDING, INC.

By:	/s/ Philip Evans
Name:	Philip Evans
Title:	Chief Financial Officer and Treasurer

EMERALD EXPOSITIONS, INC.

By:	/s/ Philip Evans
Name:	Philip Evans
Title:	Chief Financial Officer and Treasurer

FOREMOST EXHIBITS, INC.

By:	/s/ Philip Evans
Name:	Philip Evans
Title:	Chief Financial Officer and Treasurer

RANGEFINDER PUBLISHING CO., INC.

By:	/s/ Philip Evans
Name:	Philip Evans
Title:	Chief Financial Officer and Treasurer

[First Amendment to Credit Agreement]

EXPO EVENT MIDCO, INC.

By:	/s/ Amir Motamedi
Name:	Amir Motamedi
Title:	Vice President and Secretary

[First Amendment to Credit Agreement]

GLM SUPERHOLDINGS LLC

By:	/s/ Charles G. McCurdy
Name:	Charles G. McCurdy
Title:	Chief Executive Officer

GLM HOLDINGS LLC

By:	/s/ Charles G. McCurdy
Name:	Charles G. McCurdy
Title:	Chief Executive Officer

GEORGE LITTLE MANAGEMENT, LLC

By:	/s/ Charles G. McCurdy
Name:	Charles G. McCurdy
Title:	Chief Executive Officer

[First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as an Incremental Term Lender and as
Administrative Agent

By:	/s/ Joseph L. Corah
Name:	Joseph L. Corah
Title:	Director

[First Amendment to Credit Agreement]

Schedule 1.1A

Commitments

Term Commitments (as of the Closing Date):

Lender	Amount	Percentage
Bank of America, N.A.	$430,000,000	100%
Total	$430,000,000	100%

Incremental Term Commitments (as of the First Amendment Effective Date):

Lender	Amount	Percentage
Bank of America, N.A.	$200,000,000	100%
Total	$200,000,000	100%

Revolving Commitments:

Lender	Amount	Percentage
Bank of America, N.A.	$23,400,000	26.0%
Goldman Sachs Bank USA	$23,400,000	26.0%
Credit Suisse AG, Cayman Islands Branch	$10,800,000	12.0%
Morgan Stanley Bank, N.A.	$10,800,000	12.0%
Royal Bank of Canada	$10,800,000	12.0%
UBS Loan Finance LLC	$10,800,000	12.0%
Total	$90,000,000	100%